October 2021

Preliminary Terms No. 2,818

Registration Statement Nos. 333-250103; 333-250103-01

Dated October 13, 2021

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

INTEREST RATE STRUCTURED PRODUCTS

Fixed to Floating Rate Callable Securities due 2036

Fully and Unconditionally Guaranteed by Morgan Stanley

Leveraged CMS Curve Securities

Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the NASDAQ-100 Index®

Principal at Risk Securities

As further described below, we, Morgan Stanley Finance LLC (“MSFL”), will redeem the securities on any annual redemption date, beginning on the initial redemption date, if and only if the output of a risk neutral valuation model on the calendar day that is 13 calendar months prior to such redemption date, based on the inputs indicated in the call feature terms, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. Any redemption payment will be at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest thereon to but excluding the redemption date.

Subject to the call feature, interest will accrue and be payable on the securities (i) in year 1: at a rate of 9.50% per annum and (ii) in years 2 to maturity: for each day that the closing value of each of the S&P 500® Index and the NASDAQ-100 Index® is greater than or equal to 70% of its respective initial index value (which we refer to as the index reference level), at a variable rate per annum equal to 20 times the difference, if any, between the 30-Year ICE Swap Rate (“30CMS”) and the 5-Year ICE Swap Rate (“5CMS”), as determined on the CMS reference determination date at the start of the related monthly interest payment period; subject to the maximum interest rate of 8.00% per annum for each interest payment period during the floating interest rate period and the minimum interest rate of 0.00% per annum. The securities provide an above-market interest rate in year 1; however, for each interest payment period in years 2 to maturity, the securities will not pay any interest with respect to an interest payment period if the CMS reference index level is equal to or less than 0.00% on the related monthly CMS reference determination date. In addition, if, on any calendar day, the index closing value of either index is less than the index reference level for such index, interest will accrue at a rate of 0.00% per annum for that day.

At maturity, if the final index value of each index is greater than or equal to its barrier level of 50% of its respective initial index value, investors will receive the stated principal amount of the securities plus any accrued but unpaid interest. However, if the final index value of either index is less than its respective barrier level, investors will be fully exposed to the decline in the worst performing index over the term of the securities, and the payment at maturity will be less than 50% of the stated principal amount of the securities and could be zero. There is no minimum payment at maturity on the securities. Accordingly, you could lose your entire initial investment in the securities. Because payments on the securities are based on the worst performing of the indices, a decline beyond the respective index reference level and/or respective barrier level, as applicable, of either index will result in few or no interest payments during the floating interest rate period and/or a significant loss of your investment, as applicable, even if the other index has appreciated or has not declined as much. Investors will not participate in any appreciation of either index. These long-dated securities are for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing their principal based on the worst performing of two indices and the risk of receiving little or no interest on the securities during the floating interest rate period.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC (“MSFL”)
Guarantor:	Morgan Stanley
Indices:	S&P 500® Index (the “SPX Index”) and NASDAQ-100 Index® (the “NDX Index”)
CMS reference index:

30-Year ICE Swap Rate minus 5-Year ICE Swap Rate, expressed as a percentage. We refer to each of 30CMS and 5CMS as a “CMS reference rate.”

Please see “Additional Provisions—CMS Reference Index” below. Please also see “Additional Provisions—Effect of Benchmark Transition Event,” which describes how a Benchmark Replacement will replace a CMS reference rate following the occurrence of a Benchmark Transition Event with respect to such CMS reference rate, and “Risk Factors.”

Aggregate principal amount:	$ . May be increased prior to the original issue date but we are not required to do so.
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Pricing date:	October , 2021
Original issue date:	October 29, 2021 ( business days after the pricing date)
Maturity date:	October 29, 2036
Interest accrual date:	October 29, 2021
Payment at maturity:

•

If the final index value of each index is greater than or equal to its respective barrier level: the stated principal amount plus any accrued and unpaid interest

•

If the final index value of either index is less than its respective barrier level: (a) the stated principal amount times the index performance factor of the worst performing index plus (b) any accrued and unpaid interest. This amount will be less than 50% of the stated principal amount of the securities and could be zero.

Interest rate:

From and including the original issue date to but excluding October 29, 2022 (the “fixed interest rate period”): 9.50% per annum

From and including October 29, 2022 to but excluding the maturity date or any earlier redemption date (the “floating interest rate period”):

For each interest payment period, a variable rate per annum equal to the product of:

(a)

leverage factor times the CMS reference index; subject to the minimum interest rate and the maximum interest rate; and

(b)

N/ACT; where,

“N” = the total number of calendar days in the applicable interest payment period on which the index closing value of each index is greater than or equal to its respective index reference level (each such day, an “accrual day”); and

“ACT” = the total number of calendar days in the applicable interest payment period.

The CMS reference index level applicable to an interest payment period will be determined on the related CMS reference determination date.

Interest for each interest payment period during the floating interest rate period is subject to the minimum interest rate of 0.00% per annum and the maximum interest rate of 8.00% per annum for such interest payment period. Beginning October 29, 2022, it is possible that you could receive little or no interest on the securities. If, on the related CMS reference determination date, the CMS reference index level is equal to or less than the CMS reference index strike, interest will accrue at a rate of 0.00% for that interest payment period. In addition, if, on any day, the index closing value of either index is determined to be less than the index reference level for such index, interest will accrue at a rate of 0.00% per annum for that day. The determination of the index closing value for each index will be subject to certain market disruption events. Please see Annex A—Market Disruption Event” below.

Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.”
Terms continued on the following page
Estimated value on the pricing date:	Approximately $870.90 per security, or within $20.90 of that estimate. See “The Securities” on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$
(1)	The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)	MS & Co. expects to sell all of the securities that it purchases from us to an $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)	See “Use of Proceeds and Hedging” on page 26.

You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Prospectus Supplement dated November 16, 2020	Index Supplement dated November 16, 2020	Prospectus dated November 16, 2020

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

MSFL and Morgan Stanley have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at .www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

Morgan Stanley Finance LLC

Fixed to Floating Rate Callable Securities due 2036

Leveraged CMS Curve Securities

Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Terms continued from previous page:
Leverage factor:	20
Interest payment period:	Monthly
Interest payment period end dates:	Unadjusted
Interest payment dates:	The 29th calendar day of each month (or in the case of February, the last calendar day of such month), beginning November 29, 2021; provided that if any such day is not a business day, that interest payment will be made on the next succeeding business day and no adjustment will be made to any interest payment made on that succeeding business day.
Interest reset dates:	The 29th calendar day of each month (or in the case of February, the last calendar day of such month), beginning October 29, 2022
Maximum interest rate:	8.00% per annum for each interest payment period during the floating interest rate period
Minimum interest rate:	0.00% per annum
Underlying index publisher:	With respect to the SPX Index: S&P Dow Jones Indices LLC With respect to the NDX Index: Nasdaq, Inc.
CMS reference determination dates:	Two (2) U.S. government securities business days prior to the related interest reset date at the start of the applicable interest payment period. We also refer to each CMS reference determination date as an “interest determination date.”
CMS reference index strike:	0.00%
Initial index value:	With respect to each index, its index closing value on the pricing date, subject to adjustment due to non-index business days or certain market disruption events, as set forth in the table below
Index reference level:	With respect to the each index, 70% of its initial index value, as set forth in the table below
Barrier level:	With respect to each index, 50% of its initial index value, as set forth in the table below
Initial index values, index reference level and barrier levels:		Initial index value	Index reference level	Barrier level
SPX Index
NDX Index
Final index value:	With respect to each index, the index closing value of such index on the final determination date
Index closing value:	With respect to each index, the closing value of such index. Please see “Additional Provisions—Indices” below.
Final determination date:	The third scheduled business day prior to the maturity date, subject to adjustment due to non-index business days or certain market disruption events.
Index cutoff:	With respect to each index, the index closing value of such index for any day from and including the third index business day prior to the related interest payment date for any interest payment period shall be the index closing value of such index on such third index business day prior to such interest payment date.
Index performance factor:	The final index value divided by the initial index value
Worst performing index:	The index with the larger percentage decrease from the respective initial index value to the respective final index value
Call feature:	Beginning on the initial redemption date, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on the calendar day that is 13 calendar months prior to such redemption date, subject to adjustment as described below (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date(s), indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If any scheduled determination date falls on a day that is not a business day, it will be postponed to the following business day. Any redemption payment will be at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest thereon to but excluding the redemption date. If we call the securities, we will give you notice at least 5 business days before the call date specified in the notice. No further payments will be made on the redeemed securities once they have been redeemed. See “The Securities.”
Redemption percentage at redemption date:	100% per security redeemed
Redemption dates:	Each October 29, beginning on the initial redemption date
Initial redemption date:	October 29, 2023
Day-count convention:	Actual/Actual
Specified currency:	U.S. dollars
No listing:	The securities will not be listed on any securities exchange.
CUSIP / ISIN:	61766YGK1 / US61766YGK10
Book-entry or certificated security:	Book-entry
Business day:	New York
Calculation agent:

Morgan Stanley Capital Services LLC.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All values used in the interest rate formula for the securities and all percentages resulting from any calculation of interest will be rounded to the nearest one hundred-thousandth of a percentage point, with .000005% rounded up to .00001%. All dollar amounts used in or resulting from such calculation on the securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive on each interest payment date and at maturity or whether a market disruption event has occurred. Please see Annex A—Market Disruption Event” and “—Discontinuance of an Index; Alteration of Method of Calculation” below. The calculation agent is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Trustee:	The Bank of New York Mellon

Morgan Stanley Finance LLC

Fixed to Floating Rate Callable Securities due 2036

Leveraged CMS Curve Securities

Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the NASDAQ-100 Index®

Principal at Risk Securities

The Securities

Principal at Risk Securities

The securities offered are debt securities of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. In year 1, the securities pay interest at a rate of 9.50% per annum. Beginning October 29, 2022, interest will accrue on the securities for each day that the closing value of each of the S&P 500® Index and the NASDAQ-100 Index® is greater than or equal to 70% of its respective initial index value (which we refer to as the index reference level), at a variable rate per annum equal to 20 times the difference, if any, between the 30-Year ICE Swap Rate (“30CMS”) and the 5-Year ICE Swap Rate (“5CMS”), as determined on the CMS reference determination date at the start of the related monthly interest payment period; subject to the maximum interest rate of 8.00% per annum for each interest payment period during the floating interest rate period and the minimum interest rate of 0.00% per annum. The securities provide an above-market interest rate in year 1; however, for each interest payment period in years 2 to maturity, the securities will not pay any interest with respect to an interest payment period if the CMS reference index level is equal to or less than 0.00% on the related monthly CMS reference determination date. In addition, if, on any calendar day, the index closing value of either index is less than the index reference level for such index, interest will accrue at a rate of 0.00% per annum for that day.

Beginning on the initial redemption date, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on the calendar day that is 13 calendar months prior to such redemption date, based on the inputs indicated in the call feature terms, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. Any redemption payment will be at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest thereon to but excluding the redemption date. If we call the securities, we will give you notice at least five business days before the call date specified in the notice. On or before the redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and accrued interest on the securities to be redeemed on that date. If such money is so deposited, on and after the redemption date, interest will cease to accrue on the securities (unless we default in the payment of the redemption price and accrued interest) and such securities will cease to be outstanding. We describe the basic features of these securities in the sections of the accompanying prospectus called “Description of Debt Securities—Floating Rate Debt Securities” and prospectus supplement called “Description of Notes,” subject to and as modified by the provisions described below. For information regarding notices of redemption, see “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Notice of Redemption” in the accompanying prospectus. All payments on the securities are subject to our credit risk.

At maturity, if the final index value of each index is greater than or equal to its barrier level of 50% of its respective initial index value, investors will receive the stated principal amount of the securities plus any accrued but unpaid interest. However, if the final index value of either index is less than its respective barrier level, investors will be fully exposed to the decline in the worst performing index over the term of the securities, and the payment at maturity will be less than 50% of the stated principal amount of the securities and could be zero. There is no minimum payment at maturity on the securities. Accordingly, you could lose your entire initial investment in the securities. Because payments on the securities are based on the worst performing of the indices, a decline beyond the respective index reference level and/or respective barrier level, as applicable, of either index will result in few or no interest payments during the floating interest rate period and/or a significant loss of your investment, as applicable, even if the other index has appreciated or has not declined as much. Investors will not participate in any appreciation of either index.

We describe the basic features of these securities in the sections of the accompanying prospectus called “Description of Debt Securities—Floating Rate Debt Securities” and prospectus supplement called “Description of Securities,” subject to and as modified by the provisions described below. All payments on the securities are subject to our credit risk.

The stated principal amount and issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than the issue price. We estimate that the value of each security on the pricing date will be approximately $870.90, or within $20.90 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the CMS reference index and the indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the CMS reference index and the indices, instruments based on the CMS reference index and the indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

October 2021	Page 3

Morgan Stanley Finance LLC

Fixed to Floating Rate Callable Securities due 2036

Leveraged CMS Curve Securities

Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the NASDAQ-100 Index®

Principal at Risk Securities

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the interest rate, the leverage factor, the maximum interest rate applicable to each interest payment period during the floating interest rate period, the CMS reference index strike, the index reference levels and the barrier levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to interest rates and the CMS reference index and the indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type, the costs of unwinding the related hedging transactions and other factors.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

October 2021	Page 4

Morgan Stanley Finance LLC

Fixed to Floating Rate Callable Securities due 2036

Leveraged CMS Curve Securities

Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Additional Provisions

CMS Reference Index

30CMS rate is one of the market-accepted indicators of longer-term interest rates. 5CMS is one of the market-accepted indicators of shorter-term interest rates. We refer to each of 30CMS and 5CMS as a “CMS reference rate.”

The following provisions apply to the securities notwithstanding the provisions set forth in the accompanying prospectus under “Description of Debt Securities—Base Rates—CMS Rate Debt Securities.”

For the determination of 30CMS or 5CMS on any calendar day, the “CMS reference determination date” shall be that calendar day unless that calendar day is not a U.S. government securities business day, in which case the 30CMS or 5CMS level, as applicable, shall be the 30CMS or 5CMS level, as applicable on the immediately preceding U.S. government securities business day.

“30CMS” and “5CMS” mean, for any day with respect to which the level of such rate must be determined, the fixed rate of interest payable on an interest rate swap having the relevant index maturity, expressed as a percentage, as published by ICE Benchmark Administration Limited (or any successor) and as reported on Reuters Page ICESWAP1 or any successor page thereto (or any other recognized electronic source, as determined by the calculation agent) at approximately 11:00 a.m. New York City time for such day.

The rate reported on Reuters Page ICESWAP1 (or any successor page thereto) is calculated by ICE Benchmark Administration Limited based on tradeable quotes for the related interest rate swap of the relevant index maturity that is sourced from electronic trading venues.

An interest rate swap rate, at any given time, generally indicates the fixed rate of interest (paid semi-annually) that a counterparty in the swaps market would have to pay for a given maturity, in order to receive a floating rate (paid quarterly) equal to 3-month USD LIBOR, or another index rate, for that same maturity.

The following procedures will be followed if a CMS reference rate cannot be determined as described above:

▪	If the rate is not displayed by approximately 11:00 a.m. New York City time on the Reuters Page ICESWAP1 (or any other recognized electronic source, as determined by the calculation agent) on any day on which such rate must be determined, such rate for such day will be determined on the basis of the mid-market semi-annual swap rate quotations to the calculation agent provided by five leading swap dealers in the New York City interbank market selected by us or our designee (the “Reference Banks”) at approximately 11:00 a.m., New York City time, on such day, and, for this purpose, the mid-market semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the applicable maturity commencing on such day and in a representative amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is equivalent to the index rate that is then used in the calculation of the CMS reference rate with a designated maturity of three months. We or our designee will request the principal New York City office of each of the Reference Banks to provide a quotation of its rate.

▪	If at least three quotations are provided, the rate for that day will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

▪	If fewer than three quotations are provided as requested, the affected rate will be determined by us or our designee in good faith and in a commercially reasonable manner.

In the recent past, each of 30CMS and 5CMS was not published on a significant number of scheduled publication days. If 30CMS or 5CMS is not published and reference bank quotations are not provided, it will be determined by the calculation agent, which is an affiliate of the issuer. Separately, a Benchmark Replacement will replace 30CMS or 5CMS following the occurrence of a Benchmark Transition Event with respect to such CMS reference rate. See “—Effect of Benchmark Transition Event” and “Risk Factors.”

October 2021	Page 5

Morgan Stanley Finance LLC

Fixed to Floating Rate Callable Securities due 2036

Leveraged CMS Curve Securities

Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Effect of Benchmark Transition Event

The following provisions apply to the securities notwithstanding the terms set forth elsewhere in this pricing supplement and the provisions set forth above and in the accompanying prospectus under “Description of Debt Securities—Base Rates—CMS Rate Debt Securities.” In addition, the following provisions apply separately to each of 30CMS and 5CMS. However, for the avoidance of doubt, nothing shall prohibit us or our designee from making any determination, decision or election pursuant to this section entitled “Effect of Benchmark Transition Event” with respect to both 30CMS and 5CMS at the same time.

Benchmark Replacement. If we or our designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the CMS Rate on any date, the Benchmark Replacement will replace the then-current CMS Rate for all purposes relating to the securities in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Benchmark Amendment Adjustment. If we or our designee determine that a Benchmark Amendment Event and its related Benchmark Amendment Date have occurred prior to the Reference Time in respect of any determination of the CMS Rate on any date, we or our designee will have the right to make a Benchmark Amendment Adjustment in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Amendment Conforming Changes. In connection with the implementation of a Benchmark Amendment Adjustment, we or our designee will have the right to make Benchmark Amendment Conforming Changes from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by us or our designee pursuant to this section entitled “Effect of Benchmark Transition Event,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	will be made in our or our designee’s sole discretion; and

•	notwithstanding anything to the contrary in the documentation relating to the securities, shall become effective without consent from the holders of the securities or any other party.

Certain Defined Terms. As used herein:

“Benchmark” means each of the CMS Rate and the Floating Leg Rate.

“Benchmark Amendment Adjustment” means an adjustment to the rate of interest payable on the securities (which may be a positive or negative value or zero) determined by us or our designee giving due consideration to any industry-accepted adjustment, or method for calculating or determining such adjustment, for the replacement of the then-current Floating Leg Rate with the applicable replacement rate for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Amendment Conforming Changes” means, with respect to any Benchmark Amendment Adjustment, any changes (including changes to the definition of “interest payment period,” timing and frequency of determining rates and making payments of interest, and other administrative matters) that we or our designee determine may be appropriate to reflect the adoption of such Benchmark Amendment Adjustment in a manner substantially consistent with market practice (or, if we or our designee determine that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Amendment Adjustment exists, in such other manner as we or our designee determine is reasonably necessary).

“Benchmark Amendment Date” means the first date on which the revisions to the methodology described in the announcement giving rise to the related Benchmark Amendment Event become effective. For the avoidance of doubt, if such Benchmark Amendment Date is an interest determination date and such announcement (i) does not specify a time of effectiveness or (ii) does not specify a time of effectiveness occurring on or after the Reference Time on such interest determination date in respect of any determination, the Benchmark Amendment Date will be deemed to have occurred prior to the Reference Time for such determination.

October 2021	Page 6

Morgan Stanley Finance LLC

Fixed to Floating Rate Callable Securities due 2036

Leveraged CMS Curve Securities

Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the NASDAQ-100 Index®

Principal at Risk Securities

“Benchmark Amendment Event” means an announcement by the administrator of the CMS Rate to replace the Floating Leg Rate with a replacement rate; provided that such announcement will not constitute a Benchmark Amendment Event if we or our designee have determined that a Benchmark Transition Event has occurred.

“Benchmark Replacement” means the first alternative benchmark set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)       the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current CMS Rate for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2)       the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current CMS Rate for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current CMS Rate for U.S. dollar-denominated floating rate notes at such time, including the ISDA Fallback Rate, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative adjustment set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)       the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)       if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(3)       the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current CMS Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time;

provided that, if we or our designee determine that the use of the alternative adjustments in clauses (1) and (2) above would not be consistent with market practice or would not be commercially reasonable for the applicable Unadjusted Benchmark Replacement, we or our designee may determine the Benchmark Replacement Adjustment under clause (3) above.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any changes (including changes to the definition of “interest payment period,” timing and frequency of determining rates and making payments of interest, and other administrative matters) that we or our designee determine may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee determine that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark;

(2)       in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3)       in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the determination referenced therein.

For the avoidance of doubt, if such Benchmark Replacement Date is an interest determination date and the time of the statement, publication, cessation or determination giving rise to such Benchmark Replacement Date occurs earlier than the Reference Time on such interest determination date in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

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“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)       a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)       a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)       a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative; or

(4)       a determination by us or the calculation agent (after consulting with us) that (i) the Benchmark as published is no longer an industry-accepted rate of interest for U.S. dollar-denominated floating rate notes at such time, (ii) the Benchmark as published is no longer an industry-accepted rate of interest in the derivatives market for hedging transactions related to U.S. dollar-denominated floating rate notes or (iii) there has been a material adverse change in the ability of market participants to hedge exposures related to the Benchmark.

Notwithstanding the foregoing, any event in clause (1), (2), (3) or (4) above with respect to the Floating Leg Rate shall not constitute a Benchmark Transition Event if, at the time of such public statement, publication or determination with respect to the Floating Leg Rate, the administrator of the CMS Rate has announced revisions to the methodology governing the CMS Rate to replace the Floating Leg Rate with a replacement rate and we or our designee determine that such replacement rate is acceptable to us or our designee, as applicable.

“CMS Rate” means, initially, 30CMS (in the case of 30CMS) or 5CMS (in the case of 5CMS); provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to 30CMS or 5CMS, as applicable, or the then-current Benchmark, then “CMS Rate” means the applicable Benchmark Replacement.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current CMS Rate.

“Floating Leg Rate” means the floating leg rate referenced by the then-current CMS Rate.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the CMS Rate for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation event with respect to the CMS Rate for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the CMS Rate means (1) if the CMS Rate is 30CMS or 5CMS, as applicable, 11:00 a.m., New York City time, on the relevant interest determination date, and (2) if the CMS Rate is not 30CMS or 5CMS, or applicable, the time determined by us or our designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

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Indices

The S&P 500® Index

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943.

For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard & Poor’s Financial Services LLC. For more information, see “S&P 500® Index” in the accompanying index supplement.

The NASDAQ-100 Index®

The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index® value.

For additional information about the NASDAQ-100 Index®, see the information set forth under “NASDAQ-100 Index®” in the accompanying index supplement.

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “NASDAQ-100 Index®” in the accompanying index supplement.

Index Closing Value Fallback Provisions

With respect to each index, the index closing value on any calendar day during the term of the securities on which the index level of such index is to be determined (each, an “index determination date”) will equal the official closing value of such index as published by the underlying index publisher for such index or its successor, or in the case of any successor index, the official closing value for such successor index as published by the publisher of such successor index or its successor, at the regular weekday close of trading on that calendar day, as determined by the calculation agent; provided that the index closing value for each index for any day from and including the third index business day prior to the related interest payment date for any interest payment period shall be the index closing value for such index in effect on such third index business day prior to such interest payment date; provided further that if a market disruption event with respect to an index occurs on any index determination date (other than the day on which the initial index value of an index is determined or the final determination date) or if any such index determination date is not an index business day with respect to an index, the closing value of such index for such index determination date will be the closing value of such index on the immediately preceding index business day for such index on which no market disruption event has occurred with respect to such index.

If a market disruption event with respect to an index occurs on the day on which the initial index value of an index is determined or the final determination date, or if any such date is not an index business day with respect to an index, the relevant date solely with respect to that affected index shall be the next succeeding index business day with respect to that index on which there is no market disruption event with respect to that index; provided that if a market disruption event with respect to that index has occurred on each of the three index business days with respect to that index immediately succeeding any such scheduled date, then (i) such third succeeding index business day shall be deemed to be the relevant date with respect to that affected index, notwithstanding the occurrence of a market disruption event with respect to that index on such day, and (ii) with respect to any such third succeeding index business day on which a market disruption event occurs with respect to that index, the calculation agent shall determine the index closing value on such third succeeding index business day in accordance with the formula for and method of calculating that index last in effect prior to the commencement of the market disruption event, using the closing price (or, if trading in the relevant securities has been materially

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suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such index business day of each security most recently constituting that affected index without any rebalancing or substitution of such securities following the commencement of the market disruption event.

In certain circumstances, the index closing value of an index shall be based on the alternate calculation of such index described under “Annex A—Discontinuance of an Index; Alteration of Method of Calculation.”

“Index business day” means, with respect to each index, a day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for such index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

“Relevant exchange” means, with respect to each index, the primary exchange(s) or market(s) of trading for (i) any security then included in such index, or any successor index, and (ii) any futures or options contracts related to such index or to any security then included in such index.

For more information regarding market disruption events with respect to an index, discontinuance of an index and alteration of the method of calculation, see “Annex A—Market Disruption Event” and “—Discontinuance of an Index; Alteration of Method of Calculation” herein.

Postponement of Maturity Date

If the scheduled final determination date is not an index business day with respect to an index or if a market disruption event occurs on that day with respect to an index so that the final determination date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that final determination date, as postponed with respect to an index.

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How the Securities Work

How to calculate interest payments during the floating interest rate period:

The table below presents examples of the hypothetical interest that would accrue on the securities for any monthly interest payment period during the floating interest rate period.

The actual interest payment amounts for each interest payment period during the floating interest rate period will depend on the actual level of the CMS reference index on the related CMS reference determination date and the index closing value of each index on each day during such interest payment period. The applicable interest rate for each interest payment period will be determined on a per-annum basis, but will apply only to that interest payment period. The table assumes that the interest payment period contains 30 calendar days. The examples below are for purposes of illustration only and would provide different results if different assumptions were made. The numbers appearing in the table below may have been rounded for ease of analysis.

CMS Reference Index	20 times CMS Reference Index*	Annualized rate of interest paid
		Number of days on which the index closing value of each index is greater than or equal to its respective index reference level
		0	5	10	15	20	25	30
-1.300%	0.00%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%
-1.200%	0.00%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%
-1.100%	0.00%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%
-1.000%	0.00%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%
-0.900%	0.00%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%
-0.800%	0.00%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%
-0.700%	0.00%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%
-0.600%	0.00%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%
-0.500%	0.00%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%
-0.400%	0.00%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%
-0.300%	0.00%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%
-0.200%	0.00%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%
-0.100%	0.00%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%
0.000%	0.00%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%
0.0500%	1.00%	0.000%	0.167%	0.333%	0.500%	0.667%	0.833%	1.000%
0.1000%	2.00%	0.000%	0.333%	0.667%	1.000%	1.333%	1.667%	2.000%
0.1500%	3.00%	0.000%	0.500%	1.000%	1.500%	2.000%	2.500%	3.000%
0.2000%	4.00%	0.000%	0.667%	1.333%	2.000%	2.667%	3.333%	4.000%
0.2500%	5.00%	0.000%	0.833%	1.667%	2.500%	3.333%	4.167%	5.000%
0.3000%	6.00%	0.000%	1.000%	2.000%	3.000%	4.000%	5.000%	6.000%
0.3333%	6.67%	0.000%	1.111%	2.222%	3.333%	4.444%	5.556%	6.667%
0.4000%	8.00%	0.000%	1.333%	2.667%	4.000%	5.333%	6.667%	8.000%
0.4500%	8.00%	0.000%	1.333%	2.667%	4.000%	5.333%	6.667%	8.000%
0.5000%	8.00%	0.000%	1.333%	2.667%	4.000%	5.333%	6.667%	8.000%
0.5500%	8.00%	0.000%	1.333%	2.667%	4.000%	5.333%	6.667%	8.000%
0.6000%	8.00%	0.000%	1.333%	2.667%	4.000%	5.333%	6.667%	8.000%
0.6500%	8.00%	0.000%	1.333%	2.667%	4.000%	5.333%	6.667%	8.000%
0.7000%	8.00%	0.000%	1.333%	2.667%	4.000%	5.333%	6.667%	8.000%
0.7500%	8.00%	0.000%	1.333%	2.667%	4.000%	5.333%	6.667%	8.000%
0.8000%	8.00%	0.000%	1.333%	2.667%	4.000%	5.333%	6.667%	8.000%
0.8500%	8.00%	0.000%	1.333%	2.667%	4.000%	5.333%	6.667%	8.000%

* Subject to the minimum interest rate of 0.00% and the maximum interest rate of 8.00%.

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If 30CMS is less than or equal to 5CMS on the applicable CMS reference determination date, the floating interest rate will be the minimum interest rate of 0.00% and no interest will accrue on the securities for such interest period regardless of the total number of calendar days in the interest payment period on which the index closing value of each index is greater than or equal to its respective index reference level.

If on any day, the index closing value of either index is determined to be less than the index reference level for such index, interest will accrue at a rate of 0.00% per annum for that day.

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How to calculate the payment at maturity:

The following hypothetical examples illustrate how to calculate the payment at maturity if the securities have not been redeemed prior to maturity. The following examples are for illustrative purposes only. The amount you will receive at maturity, if any, will be determined by reference to the index closing value of each index on the final determination date. The actual initial index value and barrier level for each index will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Payment at maturity:

•

If the final index value of each index is greater than or equal to its respective barrier level: the stated principal amount plus any accrued and unpaid interest

•

If the final index value of either index is less than its respective barrier level: (a) the stated principal amount times the index performance factor of the worst performing index plus (b) any accrued and unpaid interest. This amount will be less than 50% of the stated principal amount of the securities and could be zero.

Stated principal amount:	$1,000 per security
Hypothetical initial index value:	With respect to the SPX Index: 2,500 With respect to the NDX Index: 15,000
Hypothetical barrier level:

With respect to the SPX Index: 1,250, which is 50% of the hypothetical initial index value for such index

With respect to the NDX Index: 7,500, which is 50% of the hypothetical initial index value for such index

	Final Index Value		Payment at Maturity
	SPX Index	NDX Index
Example 1:	1,700 (at or above the barrier level)	9,500 (at or above the barrier level)	The stated principal amount plus any accrued and unpaid interest
Example 2:	1,650 (at or above the barrier level)	6,000 (below the barrier level)

($1,000 x index performance factor of the worst performing index) + any accrued and unpaid interest

= $1,000 x (6,000 / 15,000) + any accrued and unpaid interest

= $400 plus any accrued and unpaid interest

Example 3:	1,000 (below the barrier level)	10,000 (at or above the barrier level)	[$1,000 x (1,000 / 2,500)] + any accrued and unpaid interest = $400 plus any accrued and unpaid interest
Example 4:	750 (below the barrier level)	6,000 (below the barrier level)	[$1,000 x (750 / 2,500)] + any accrued and unpaid interest = $300 plus any accrued and unpaid interest
Example 5:	1,000 (below the barrier level)	4,500 (below the barrier level)	[$1,000 x (4,500 / 15,000)] + any accrued and unpaid interest = $300 plus any accrued and unpaid interest
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In example 1, the final index values of both the SPX Index and NDX Index are at or above their respective barrier levels. Therefore, investors receive at maturity the stated principal amount of the securities plus any accrued and unpaid interest.

In examples 2 and 3, the final index value of one index is at or above its barrier level but the final index value of the other index is below its barrier level. Therefore, investors are exposed to the downside performance of the worst performing index at maturity and receive at maturity an amount equal to (i) the stated principal amount times the index performance factor of the worst performing index plus (ii) any accrued and unpaid interest.

Similarly, in examples 4 and 5, the final index value of each index is below its respective barrier level, and investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing index. In example 4, the SPX Index has declined 70% from its initial index value to its final index value, while the NDX Index has declined 60% from its initial index value to its final index value. Therefore, the payment at maturity equals (i) the stated principal amount times the index performance factor of the SPX Index, which is the worst performing index in this example, plus (ii) any accrued and unpaid interest. In example 5, the SPX Index has declined 60% from its initial index value, while the NDX Index has declined 70% from its initial index value to its final index value. Therefore, the payment at maturity equals (i) the stated principal amount times the index performance factor of the NDX Index, which is the worst performing index in this example, plus (ii) any accrued and unpaid interest.

If the final index value of EITHER index is below its respective barrier level, you will be exposed to the downside performance of the worst performing index at maturity, and your payment at maturity will be less than $500 per security and could be zero.

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Historical Information

The CMS Reference Index

The following graph sets forth the historical difference between the 30-Year ICE Swap Rate and the 5-Year ICE Swap Rate for the period from January 1, 2006 to October 11, 2021 (the “historical period”). The historical difference between the 30-Year ICE Swap Rate and the 5-Year ICE Swap Rate should not be taken as an indication of the future performance of the CMS reference index. The graph below does not reflect the return the securities would have yielded during the period presented, in part because it does not take into account the index closing values, the leverage factor or the maximum interest rate. We cannot give you any assurance that the level of the CMS reference index will be positive on any CMS reference determination date. We obtained the information in the graph below, without independent verification, from Bloomberg Financial Markets (“USSW30 Curncy” and “USSW5 Curncy”), which closely parallel but are not necessarily exactly the same as the Reuters Page price sources used to determine the level of the CMS reference index.

* The bold line in the graph indicates the CMS reference index strike of 0.00%.

The historical performance shown above is not indicative of future performance. The CMS reference index level may be negative on one or more specific CMS reference determination dates during the floating interest rate period even if the level of the CMS reference index is generally positive and, moreover, the level of the CMS reference index has in the past been, and may in the future be, negative.

If the level of the CMS reference index is zero or negative on any CMS reference determination date during the floating interest rate period, you will not receive any interest for the related interest payment period. Moreover, even if the level of the CMS reference index is positive on any such CMS reference determination date, if the index closing value of either index is less than the index reference level for such index on any day during the interest payment period, you will not receive any interest with respect to such day, and if the index closing value of either index remains below the index reference level for such index for each day in the applicable interest payment period, you will receive no interest for that interest payment period.

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The S&P 500® Index

The following table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX Index for each quarter for the period from January 1, 2016 through October 11, 2021. The related graph sets forth the daily closing values of the SPX Index for the period from January 1, 2011 through October 11, 2021. The index closing value of the SPX Index on October 11, 2021 was 4,361.19. The historical index closing values should not be taken as an indication of future performance, and we cannot give you any assurance that the index closing value of the SPX Index will be higher than its index reference level on any index determination date during the floating interest rate period in which you are paid the floating interest rate. The graph below does not reflect the return the securities would have yielded during the period presented, in part because it does not take into account the NDX Index, the CMS reference index level or the leverage factor. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.

S&P 500® Index	High	Low	Period End
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter (through October 11, 2021)	4,399.76	4,300.46	4,361.19

* The green solid line in the graph indicates the hypothetical barrier level of the SPX Index, and the red solid line in the graph indicates the hypothetical index reference level of the SPX Index, assuming the index closing value of the SPX Index on October 11, 2021 were its initial index value.

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The NASDAQ-100 Index®

The following table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the NDX Index for each quarter for the period from January 1, 2016 through October 11, 2021. The related graph sets forth the daily closing values of the NDX Index for the period from January 1, 2011 through October 11, 2021. The index closing value of the NDX Index on October 11, 2021 was 14,713.73. The historical index closing values should not be taken as an indication of future performance, and we cannot give you any assurance that the index closing value of the NDX Index will be higher than its index reference level on any index determination date during the floating interest rate period in which you are paid the floating interest rate. The graph below does not reflect the return the securities would have yielded during the period presented, in part because it does not take into account the SPX Index, the CMS reference index level or the leverage factor. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.

NASDAQ-100 Index®	High	Low	Period End
2016
First Quarter	4,497.86	3,947.80	4,483.66
Second Quarter	4,565.42	4,201.06	4,417.70
Third Quarter	4,891.36	4,410.75	4,875.70
Fourth Quarter	4,965.81	4,660.46	4,863.62
2017
First Quarter	5,439.74	4,911.33	5,436.23
Second Quarter	5,885.30	5,353.59	5,646.92
Third Quarter	6,004.38	5,596.96	5,979.30
Fourth Quarter	6,513.27	5,981.92	6,396.42
2018
First Quarter	7,131.12	6,306.10	6,581.13
Second Quarter	7,280.71	6,390.84	7,040.80
Third Quarter	7,660.18	7,014.55	7,627.65
Fourth Quarter	7,645.45	5,899.35	6,329.96
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter	14,572.75	13,001.63	14,554.80
Third Quarter	15,675.76	14,549.09	14,689.62
Fourth Quarter (through October 11, 2021)	14,897.13	14,472.12	14,713.73

* The green solid line in the graph indicates the hypothetical barrier level of the NDX Index, and the red solid line in the graph indicates the hypothetical index reference level of the NDX Index, assuming the index closing value of the NDX Index on October 11, 2021 were its initial index value.

October 2021	Page 17

Morgan Stanley Finance LLC

Fixed to Floating Rate Callable Securities due 2036

Leveraged CMS Curve Securities

Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Risk Factors

The securities involve risks not associated with an investment in ordinary floating rate securities. An investment in the Leveraged CMS Curve Securities Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the NASDAQ-100 Index® entails significant risks not associated with similar investments in a conventional debt security, including, but not limited to, fluctuations in 30CMS and 5CMS, fluctuations in the indices, and other events that are difficult to predict and beyond our control. This section describes the material risks relating to the securities. For a complete list of risk factors, please see the accompanying prospectus supplement, index supplement and prospectus. You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them. Accordingly, prospective investors should consult their financial and legal advisers as to the risks entailed by an investment in the securities and the suitability of the securities in light of their particular circumstances.

Risks Relating to an Investment in the Securities

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity. Instead, if the final index value of either index is less than its barrier level, you will be fully exposed to the decline in the closing value of the worst performing index, as compared to its initial index value, on a 1 to 1 basis, and you will receive for each security that you hold at maturity an amount of cash that is significantly less than the stated principal amount, in proportion to the decline in the closing value of the worst performing index. Under this scenario, the value of any such payment will be less than 50% of the stated principal amount and could be zero. You may lose up to your entire initial investment in the securities.

▪	The securities have early redemption risk. Beginning on the initial redemption date, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on the calendar day that is 13 calendar months prior to such redemption date, based on the inputs indicated in the call feature terms, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. In accordance with the risk neutral valuation model determination noted herein, it is more likely that the issuer will redeem the securities prior to their stated maturity date to the extent that the interest payable on the securities is greater than the interest that would be payable on other instruments of the issuer of a comparable maturity, of comparable terms and of a comparable credit rating trading in the market. If the securities are redeemed prior to their stated maturity date, you will receive no further interest payments on the redeemed securities and may have to re-invest the proceeds in a lower interest rate environment.

▪	Investors will not participate in any appreciation in the value of either index. Investors will not participate in any appreciation in the value of either index from the initial index value for such index, and the return on the securities will be limited to the monthly interest payments that are paid with respect to each interest payment period during the fixed interest rate period and the floating interest rate period, if any.

▪	If there are no accrual days in any interest payment period during the floating interest rate period, we will not pay any interest on the securities for that interest payment period and the market value of the securities may decrease significantly. It is possible that the level of the CMS reference index will be less than the CMS reference index strike or that the index closing value of either index will be less than the index reference level for such index for so many days during any monthly interest payment period during the floating interest rate period that the interest payment for that monthly interest payment period will be less than the amount that would be paid on an ordinary debt security and may be zero. In addition, to the extent that the level of the CMS reference index is less than the CMS reference index strike on the applicable CMS reference determination date or that the index closing value of either index is less than the index reference level for such index on any number of days during the interest rate period, the market value of the securities may decrease and you may receive substantially less than 100% of the issue price if you wish to sell your securities at such time.

▪	The index closing value of each index for any day from and including the third index business day prior to the interest payment date of an interest payment period during the floating interest rate period will be the index closing value for such index for such third day. Because the index closing value of each index for any day from and including the third index business day prior to the interest payment date of an interest payment period during the floating interest rate period will be the index closing value for such index on such third day, if the index closing value for such index for that index business day is less than its respective index reference level, you will not receive any interest in respect of any days on or after that third index business day to but excluding the interest payment date even if the index closing value for such index as actually calculated on any of those days were to be greater than or equal to its respective index reference level.

October 2021	Page 18

Morgan Stanley Finance LLC

Fixed to Floating Rate Callable Securities due 2036

Leveraged CMS Curve Securities

Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the NASDAQ-100 Index®

Principal at Risk Securities

▪	The amount of interest payable on the securities in any month is capped. The interest rate on the securities for each monthly interest payment period during the floating interest rate period is capped for that month at the maximum interest rate of 8.00% per annum, and, due to the leverage factor, you will not get the benefit of any increase in the CMS reference index level above a level of 0.40%. Therefore, the maximum monthly interest payment you can receive during the floating interest rate period will be approximately $6.58 for each $1,000 stated principal amount of securities (assuming that the interest payment period contains 30 calendar days and the relevant year contains 365 calendar days; the actual monthly interest payments will depend on the actual number of calendar days in the relevant interest payment period and year). Accordingly, you could receive less than 8.00% per annum interest for any given full year in the floating interest rate period even when the CMS reference index level increases substantially in a monthly interest payment period during that year if the CMS reference index level in the other months in that year does not also increase substantially, or if the index closing value of either index is not at or above its respective index reference level on any day during the interest payment period so that you do not accrue interest with respect to such day, as you will not receive the full benefit of the increase in the CMS reference index level in the outperforming month due to the interest rate cap.

▪	The historical performance of 30CMS, 5CMS and the indices are not an indication of their future performance. The historical performance of 30CMS, 5CMS and the indices should not be taken as indications of their future performance during the term of the securities. Changes in the levels of 30CMS, 5CMS and the indices will affect the trading price of the securities, but it is impossible to predict whether such levels will rise or fall. There can be no assurance that the CMS reference index level will be positive and the index closing value of each index will be equal to or greater than its respective index reference level on any CMS reference determination date during the floating interest rate period. In addition, there can be no assurance that the index closing value of each index on the final determination date will be greater than or equal to its respective barrier level. Furthermore, the historical performance of each of the CMS reference index and the indices does not reflect the return the securities would have yielded, because each does not take into account the other’s performance, the leverage factor or the maximum interest rate.

▪	Investors are subject to our credit risk, and any actual or anticipated changes to our credit ratings and credit spreads may adversely affect the market value of the securities. Investors are dependent on our ability to pay all amounts due on the securities on interest payment date, on redemption dates and at maturity and therefore investors are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market's view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The price at which the securities may be resold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of 30CMS and 5CMS, (ii) changes in the index closing values of the indices, (iii) volatility of 30CMS and 5CMS, (iv) volatility of the indices, (v) changes in interest and yield rates, (vi) geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the securities underlying the indices, or equity markets generally, and that may affect the indices, (vii) any actual or anticipated changes in our credit ratings or credit spreads and (viii) time remaining to maturity. Generally, the longer the time remaining to maturity and the more tailored the exposure, the more the market price of the securities will be affected by the other factors described in the preceding sentence. This can lead to significant adverse changes in the market price of securities like the securities. Primarily, if the level of the CMS reference index is less than the CMS reference index strike or the index closing value of either index is less than its respective index reference level during the floating interest rate period, especially if the index closing value of

October 2021	Page 19

Morgan Stanley Finance LLC

Fixed to Floating Rate Callable Securities due 2036

Leveraged CMS Curve Securities

Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the NASDAQ-100 Index®

Principal at Risk Securities

either index is near its respective barrier level, the market value of the securities is expected to decrease and you may receive substantially less than 100% of the issue price if you sell your securities at such time.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., are willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type, the costs of unwinding the related hedging transactions as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Moreover, in accordance with the risk neutral valuation model determination noted herein, it is less likely that the issuer will redeem the securities prior to their stated maturity date to the extent that the interest payable on the securities is less than the interest that would be payable on other instruments of the issuer of a comparable maturity trading in the market. Accordingly, you should be willing to hold your securities to maturity.

▪	Morgan Stanley & Co. LLC, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, has determined the estimated value on the pricing date. MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Our affiliates may publish research that could affect the market value of the securities. They also expect to hedge the issuer’s obligations under the securities. One or more of our affiliates may, at present or in the future, publish research reports with respect to movements in interest rates generally or each of the components making up the CMS reference index specifically, or with respect to the indices. This research is modified from time to time without notice to you and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the market value of the securities. In addition, our affiliates expect to hedge the issuer’s

October 2021	Page 20

Morgan Stanley Finance LLC

Fixed to Floating Rate Callable Securities due 2036

Leveraged CMS Curve Securities

Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the NASDAQ-100 Index®

Principal at Risk Securities

obligations under the securities and they may realize a profit from that expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. Any of these determinations made by the calculation agent may adversely affect the payout to investors. Moreover, certain determinations made by the calculation agent may require it to exercise discretion and make subjective judgments, such as with respect to the CMS reference index, the index closing values, the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value of an index in the event of a market disruption event or discontinuance of such index. These potentially subjective determinations may adversely affect the payout to you on the securities, if any. For further information regarding these types of determinations, see “Annex A—Market Disruption Event,” “—Discontinuance of an Index; Alteration of Method of Calculation” and the related definitions and “Description of Debt Securities―Base Rates—CMS Rate Debt Securities” and related definitions in the accompanying prospectus.

▪	You have no shareholder rights. As an investor in the securities, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the indices.

▪	Investing in the securities is not equivalent to investing in the indices or the stocks underlying the indices. Investing in the securities is not equivalent to investing in the indices or their component stocks.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the indices. One or more of our affiliates expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the indices or their component stocks), including trading in the stocks underlying the indices as well as in other instruments related to the indices. As a result, we may be unwinding or adjusting hedge positions during the floating interest rate period, and our hedging strategy may involve greater and more frequent dynamic adjustments to our hedge as we approach the final determination date. Some of our affiliates also trade in the stocks underlying the indices and other financial instruments related to the indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities could potentially decrease the index closing value of an index, thus increasing the risk that the index closing value of such index will be less than its respective index reference level on any day during the floating interest rate period or less than its respective barrier level on the final determination date.

▪	The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Tax Considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

October 2021	Page 21

Morgan Stanley Finance LLC

Fixed to Floating Rate Callable Securities due 2036

Leveraged CMS Curve Securities

Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the NASDAQ-100 Index®

Principal at Risk Securities

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Reference Rates

▪	The CMS reference index level will be affected by a number of factors. A number of factors can affect the CMS reference index level by causing changes in the relative values of 30CMS and 5CMS, including but not limited to:

▪	changes in, or perceptions, about future levels of 30CMS and 5CMS, including as a result of the planned replacement of LIBOR;

▪	general economic conditions: the economic, financial, political, regulatory and judicial events that affect financial markets generally will affect 30CMS and 5CMS;

▪	prevailing interest rates: each of 30CMS and 5CMS is subject to daily fluctuations depending on prevailing interest rates in the market generally; and

▪	policies of the Federal Reserve Board regarding interest rates.

These and other factors may have a negative impact on the amount of interest payable on the securities during the floating interest rate period and on the value of the securities prior to maturity.

▪	30CMS and 5CMS may be volatile. Each of 30CMS and 5CMS is subject to volatility due to a variety of factors affecting interest rates generally, including, but not limited to:

▪	sentiment regarding the U.S. and global economies;

▪	expectations regarding the level of price inflation;

▪	sentiment regarding credit quality in the U.S. and global credit markets;

▪	central bank policy regarding interest rates; and

▪	performance of capital markets.

Volatility of 30CMS and 5CMS may adversely affect your return on the securities.

▪	In the recent past, each of 30CMS and 5CMS was not published on a significant number of scheduled publication days. If 30CMS or 5CMS is not published and reference bank quotations are not provided, it will be determined by the calculation agent. From August 2019 through May 2020, ICE Benchmark Administration Limited did not publish 30CMS and 5CMS on a significant number of scheduled publication days. It is possible that such non-publication may occur in the future. If, for any day with respect to which the level of such rate must be determined during the term of the securities, 30CMS or 5CMS, as applicable, is not published and reference bank quotations are not provided as further described under “Additional Provisions—CMS Reference Index,” 30CMS or 5CMS, as applicable, will be determined by the calculation agent in good faith and in a commercially reasonable manner. See also “—The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, (or, if applicable, we or our designee) will make determinations with respect to the securities.” Notwithstanding the foregoing, a Benchmark Replacement will replace 30CMS or 5CMS following the occurrence of a Benchmark Transition Event with respect to such CMS reference rate. See “Additional Provisions—Effect of Benchmark Transition Event.”

▪	A Benchmark Transition Event and its related Benchmark Replacement Date or a Benchmark Amendment Event and its related Benchmark Amendment Date are expected to occur on or after June 30, 2023, which could adversely affect the value of the securities, the return on the securities and the price at which you can sell such securities.

October 2021	Page 22

Morgan Stanley Finance LLC

Fixed to Floating Rate Callable Securities due 2036

Leveraged CMS Curve Securities

Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the NASDAQ-100 Index®

Principal at Risk Securities

As further described under “Additional Provisions—CMS Reference Index” above, 30CMS and 5CMS mean, for any day with respect to which the level of such rate must be determined, the fixed rate of interest payable on an interest rate swap with a 30-year maturity or a 5-year maturity, respectively. An interest rate swap rate, at any given time, generally indicates the fixed rate of interest (paid semi-annually) that a counterparty in the swaps market would have to pay for a given maturity, in order to receive a floating rate (paid quarterly) equal to 3-month USD LIBOR, or another index rate, for that same maturity. As a result, each of 30CMS and 5CMS is significantly affected by actual or anticipated changes in the level of 3-month USD LIBOR. Central banks around the world, including the Federal Reserve, have commissioned committees and working groups of market participants and official sector representatives to replace LIBOR and replace or reform other interest rate benchmarks. On March 5, 2021, ICE Benchmark Administration, which administers LIBOR publication, announced that it will cease the publication of most LIBOR rates as of the end of December 2021, except for the publication until June 30, 2023 of the most widely used U.S. dollar LIBOR tenors (including 3-month USD LIBOR), and the U.K. Financial Conduct Authority, which regulates LIBOR publication, announced that it would not compel panel banks to submit to LIBOR beyond those dates. As a result, there is a substantial risk that, with respect to both CMS reference rates, a Benchmark Transition Event and its related Benchmark Replacement Date or that a Benchmark Amendment Event and its related Benchmark Amendment Date will occur on or after June 30, 2023 (and either may occur prior to that date), which could adversely affect the value of the securities, the return on the securities and the price at which you can sell such securities.

▪	In the event of a Benchmark Transition Event or a Benchmark Amendment Event with respect to either CMS reference rate, there is no guarantee that any Benchmark Replacement or amended CMS Rate, as applicable, will be a comparable substitute for the then-current CMS Rate. With respect to each CMS reference rate, if we or our designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of either of the CMS Rate or the Floating Leg Rate, then the interest rate on the securities will no longer be determined by reference to the then-current CMS Rate, but instead will be determined by reference to a different rate, which will be a different benchmark than the then-current CMS Rate, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under “Additional Provisions—Effect of Benchmark Transition Event” above. In such a case, in the first instance, the interest rate on the securities will be determined based on the alternate rate of interest selected or recommended by the Relevant Governmental Body as the replacement for the then-current CMS Rate. There can be no assurance that such a rate will be selected or recommended by the Relevant Governmental Body. If such a Benchmark Replacement cannot be determined, then the interest rate on the securities will be determined based on the alternate rate of interest selected by us or our designee giving due consideration to any industry-accepted rate of interest as a replacement for the then-current CMS Rate. No market consensus exists as to what rate or rates may become industry-accepted replacements for any CMS Rate.

If we or our designee determine that a Benchmark Amendment Event and its related Benchmark Amendment Date have occurred, then we or our designee will have the right to make an adjustment to the rate of interest payable on the securities giving due consideration to any industry-accepted adjustment, or method for calculating or determining such adjustment, for the replacement of the Floating Leg Rate, as further described under “Additional Provisions—Effect of Benchmark Transition Event” above.

If a particular Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement Adjustment will apply. These adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (such as the Federal Reserve Board), (ii) ISDA or (iii) in certain circumstances, us or our designee. In addition, the terms of the securities expressly authorize us or our designee to make Benchmark Replacement Conforming Changes and Benchmark Amendment Conforming Changes, as applicable, with respect to, among other things, changes to the definition of “interest payment period,” timing and frequency of determining rates and making payments of interest, and other administrative matters. The determination of a Benchmark Replacement, the determination of a Benchmark Amendment Adjustment, the calculation of the interest rate on the securities by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), the making of any Benchmark Amendment Adjustment, any implementation of Benchmark Replacement Conforming Changes or Benchmark Amendment Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the securities in connection with a Benchmark Transition Event or a Benchmark Amendment Event could adversely affect the value of the securities, the return on the securities and the price at which you can sell such securities.

Any determination, decision or election that may be made by us or our designee described above will be made in our or our designee’s sole discretion.

October 2021	Page 23

Morgan Stanley Finance LLC

Fixed to Floating Rate Callable Securities due 2036

Leveraged CMS Curve Securities

Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the NASDAQ-100 Index®

Principal at Risk Securities

In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of the then-current CMS Rate, the Benchmark Replacement will not be the economic equivalent of the then-current CMS Rate, there can be no assurance that the Benchmark Replacement will perform in the same way as the then-current CMS Rate would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for the then-current CMS Rate (each of which means that a Benchmark Transition Event could adversely affect the value of the securities, the return on the securities and the price at which you can sell such securities), (ii) the composition and characteristics of the amended CMS Rate will not be the same as those of the then-current CMS Rate, the amended CMS Rate will not be the economic equivalent of the then-current CMS Rate, there can be no assurance that the amended CMS Rate will perform in the same way as the then-current CMS Rate would have at any time and there is no guarantee that the amended CMS Rate will be a comparable substitute for the then-current CMS Rate (each of which means that a Benchmark Amendment Event could adversely affect the value of the securities, the return on the securities and the price at which you can sell such securities), (iii) any failure of the Benchmark Replacement, the amended CMS Rate or the replacement Floating Leg Rate to gain market acceptance could adversely affect the securities, (iv) the Benchmark Replacement or the replacement Floating Leg Rate may have a very limited history and the future performance of the Benchmark Replacement or the replacement Floating Leg Rate and, consequently, the amended CMS Rate cannot be predicted based on historical performance, (v) the secondary trading market for securities linked to the Benchmark Replacement or the amended CMS Rate may be limited and (vi) the administrator of the Benchmark Replacement, the amended CMS Rate or the replacement Floating Leg Rate may make changes that could change the value of the Benchmark Replacement or the amended CMS Rate, as applicable, or discontinue the Benchmark Replacement, the amended CMS Rate or the replacement Floating Leg Rate, as applicable, and has no obligation to consider your interests in doing so.

▪	We or our designee will determine whether a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to each CMS reference rate in our or our designee’s sole discretion. As a result, the securities may bear interest by reference to a Benchmark Replacement even if the then-current CMS Rate continues to be published and, conversely, may continue to bear interest by reference to the then-current CMS Rate even if a new base rate has become accepted by market participants for securities with payments based on U.S. dollar swap rates. We or our designee will determine whether a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to each CMS reference rate in our or our designee’s sole discretion. It is possible that we or our designee will determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current CMS Rate at a time when ICE Benchmark Administration Limited continues to publish the then-current CMS Rate. You will not have the ability to prevent or otherwise influence any such determination by us or our designee. As a result, the securities may cease to bear interest by reference to the then-current CMS Rate and instead bear interest by reference to a Benchmark Replacement, even if the then-current CMS Rate continues to be published. For example, even if ICE Benchmark Administration Limited continues to publish the then-current CMS Rate, we or our designee nonetheless may determine that a Benchmark Transition Event has occurred because the then-current CMS Rate is no longer an industry-accepted rate of interest for U.S. dollar-denominated floating rate securities at such time or because there has been a material adverse change in the ability of market participants to hedge exposures related to the then-current CMS Rate. This may occur in a situation where liquidity in derivatives that reference the then-current CMS Rate is being adversely impacted due to the planned replacement of LIBOR. Such Benchmark Replacement may be lower than the then-current CMS Rate for so long as the then-current CMS Rate continues to be published, which could adversely affect the value of the securities, the return on the securities and the price at which you can sell such securities.

In addition, we or our designee may determine that a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to either CMS reference rate, even if a new base rate has become accepted in the market as an interest rate for floating rate securities with interest rates based on U.S. dollar swap rates. You will not have the ability to cause or otherwise influence such determination by us or our designee. It is possible that ICE Benchmark Administration Limited will choose to develop a new ICE Swap Rate for U.S. dollar swaps, which could be based on SOFR or another floating interest rate. In addition, market participants could adopt another U.S. dollar swap-based interest rate for use as a base rate for floating rate securities. Even if market participants adopt such a new U.S. dollar swap-based interest rate (whether published by ICE Benchmark Administration Limited or otherwise), the securities will continue to bear interest by reference to the then-current CMS Rate until we or our designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred. The then-current CMS Rate may be lower than such a new U.S.

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dollar swap-based interest rate for so long as the then-current CMS Rate continues to be published, which could adversely affect the value of the securities, the return on the securities and the price at which you can sell such securities.

Risks Relating to the Indices

▪	You are exposed to the price risk of both indices. Your return on the securities is not linked to a basket consisting of both indices. Rather, it will be contingent upon the independent performance of each index. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both indices. Poor performance by either index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other index. With respect to each interest payment period during the floating interest rate period, if, on any day, the index closing value of either index is determined to be less than the index reference level for such index, you will not receive any interest with respect to such day. In addition, if either index has declined to below its respective barrier level as of the final determination date, you will be fully exposed to the decline in the worst performing index over the term of the securities on a 1 to 1 basis, even if the other index has appreciated or not declined as much. Under this scenario, the value of any such payment will be less than 50% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of both indices.

▪	Because the securities are linked to the performance of the worst performing index, you are exposed to greater risks of receiving no interest payments during the floating interest rate period and sustaining a significant loss on your investment than if the securities were linked to just one index. The risk that you will not receive any interest during the floating interest rate period, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one index. With two indices, it is more likely that either index will close below its index reference level on any day during the floating interest rate period, or its barrier level on the final determination date, than if the securities were linked to only one index. Therefore, it is more likely that you will not receive any interest during the floating interest rate period and that you will suffer a significant loss on your investment.

▪	Adjustments to the indices could adversely affect the value of the securities. The underlying index publisher for each index can add, delete or substitute the stocks underlying such index, and can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of such index. Any of these actions could adversely affect the value of the securities. Each underlying index publisher may also discontinue or suspend calculation or publication of such index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued index. The calculation agent could have an economic interest that is different than that of investors in the securities insofar as, for example, the calculation agent is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index, on any day on which the index closing value of an index is to be determined, the index closing value for such day will be based on the stocks underlying the discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent, in accordance with the formula for calculating the index closing value for such index last in effect prior to the discontinuance of such index.

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Principal at Risk Securities

Use of Proceeds and Hedging

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the Agent’s commissions. The costs of the securities borne by you and described on page 3 above comprise the Agent’s commissions and the cost of issuing, structuring and hedging the securities.

Supplemental Information Concerning Plan of Distribution; Conflicts of Interest

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $         per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “The Securities” on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

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Principal at Risk Securities

Acceleration Amount in Case of an Event of Default

In case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per security upon any acceleration of the securities shall be an amount in cash equal to the value of such security on the day that is two business days prior to the date of such acceleration, as determined by the calculation agent (acting in good faith and in a commercially reasonable manner) by reference to factors that the calculation agent considers relevant, including, without limitation: (i) then-current market interest rates; (ii) our credit spreads as of the pricing date, without adjusting for any subsequent changes to our creditworthiness; and (iii) the then-current value of the performance-based component of such security. Because the calculation agent will take into account movements in market interest rates, any increase in market interest rates since the pricing date will lower the value of your claim in comparison to if such movements were not taken into account.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to the issuer, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the default amount.

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Principal at Risk Securities

Tax Considerations

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

•	purchase the securities in the original offering; and

•	hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	certain dealers and traders in securities or commodities;

•	investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies;

•	real estate investment trusts; or

•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this

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treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this pricing supplement and is subject to confirmation on the pricing date.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime;

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the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•	a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or

•	a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market

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conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

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Annex A

Market Disruption Event

With respect to each index, market disruption event means:

(i)	the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of such index (or a successor index) on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of such index (or a successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange(s) are materially inaccurate, or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to such index (or a successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case, as determined by the calculation agent in its sole discretion; and

(ii)	a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time with respect to an index, if trading in a security included in such index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such index shall be based on a comparison of (x) the portion of the value of such index attributable to that security relative to (y) the overall value of such index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event exists at any time with respect to an index: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on such index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to such index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to such index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

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Discontinuance of an Index; Alteration of Method of Calculation

If any underlying index publisher discontinues publication of an index and such underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as the “successor index”), then any subsequent index closing value for the discontinued index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that the index closing value for such index is to be determined, and, to the extent the index closing value of the successor index differs from the index closing value of the relevant index at the time of such substitution, proportionate adjustments will be made by the calculation agent to the initial index value, index reference level and barrier level for such index.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If any underlying index publisher discontinues publication of an index or a successor index prior to, and such discontinuance is continuing on, any date on which the index closing value for such index is to be determined and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the index closing value for such index for such date. The index closing value of such index or such successor index will be computed by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of an index may adversely affect the value of the securities.

If at any time, the method of calculating any index or any successor index, or the value thereof, is changed in a material respect, or if any index or any successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the index closing value for such index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to such index or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the index closing value with reference to such index or such successor index, as adjusted. Accordingly, if the method of calculating any index or any successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in such index), then the calculation agent will adjust such index in order to arrive at a value of such index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

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